CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 of our report dated March 13, 2012 relating to the financial statements of BRAINSTORM CELL THERAPEUTICS INC. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel

May 16, 2012